UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 14, 2023

MEDAVAIL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36533	90-0772394
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
4720 East Cotton Gin Loop, Suite 220,
Phoenix, Arizona
85040
(Address of principal executive office) (Zip Code)
(877) 830-0826
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDVL	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Changes in Registrant’s Certifying Accountant.

On June 14, 2023, MedAvail Holdings, Inc. engaged SingerLewak LLP as our independent registered public accounting firm. Our engagement of SingerLewak was approved by the audit committee of our board of directors.

During our two most recent fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through June 14, 2023, neither we nor anyone on our behalf consulted with SingerLewak with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that may be rendered on our financial statements, and SingerLewak did not provide either a written report or oral advice to us that SingerLewak concluded was an important factor considered by us in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was the subject of any disagreement, as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions, or a “reportable event” within the meaning set forth in Item 304(a)(1)(v) of Regulation S-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 14, 2023, MedAvail Holdings, Inc. held its 2023 annual meeting of stockholders. At the annual meeting, there were 80,485,223 shares entitled to vote, and 71,916,642 shares (89.35%) were represented at the annual meeting in person or by proxy, which constituted a quorum under our bylaws.

Our stockholders voted on the following matters:
•The election of three Class III directors to serve until the 2026 annual meeting of stockholders and until their successors are duly elected and qualified;
•An amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of not less than 1-for-30 and no greater than 1-for-80, with such ratio to be determined in the discretion of our board of directors or a duly authorized committee thereof; and
•The issuance of 20% or more of the outstanding shares of our common stock at a price less than the Minimum Price as defined by and in accordance with Nasdaq Listing Rule 5635(d) upon the exercise of certain pre-funded warrants and series A warrants issued in a private placement of our securities.

Effective as of May 18, 2023, Baker Tilly US, LLP resigned as our independent registered public accounting firm. As a result, at the annual meeting we did not submit to our stockholders for a vote, the ratification of our earlier appointment of Baker Tilly as our independent registered public accounting firm, as originally set forth as Proposal No. 2 in our proxy statement, and any votes submitted with respect to such ratification were disregarded.

The below summarizes voting results for those matters submitted to our stockholders for action at the annual meeting. Each proposal is described in further detail in the definitive proxy statement for the annual meeting filed by us with the Securities and Exchange Commission on May 1, 2023.
Proposal No. 1 -- Election of Directors

The stockholders elected each of the three persons named below as Class III directors to serve until the 2026 annual meeting of stockholders or until their successors are duly elected and qualified. Each person received approval by a majority of the voting power of the shares present in person or represented by proxy at the annual meeting, and the results of such vote were:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Rob Faulkner	67,723,192	123,009	4,070,441
Glen Stettin, M.D.	60,065,308	7,780,893	4,070,441
Michael Kramer	60,276,878	7,569,323	4,070,441

Proposal No. 3 -- Approval of an Amendment of Our Amended and Restated Certificate of Incorporation to Effect a Reverse Stock Split of our Common Stock

The stockholders approved an amendment of our Amended and Restated Certificate of Incorporation to effect a reverse stock split of our common stock at a ratio in the range of not less than 1-for-30 and no greater than 1-for-80, with such ratio to be determined in the discretion of our board of directors or a duly authorized committee thereof. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
70,379,218	1,352,863	184,561	0

Proposal No. 4 -- Approval of the Issuance of 20% or More of the Outstanding Shares of Our Common Stock

The stockholders approved the issuance of 20% or more of the outstanding shares of our common stock at a price less than the Minimum Price as defined by and in accordance with Nasdaq Listing Rule 5635(d) upon the exercise of certain pre-funded warrants and series A warrants issued in a private placement of our securities. The results of such vote were:

For	Against	Abstain	Broker Non-Votes
67,280,132	437,614	128,455	4,070,441

Item 8.01. Other Events.

Pursuant to a Securities Purchase Agreement, dated March 9, 2023, among MedAvail Holdings, Inc. and four institutional investors, on June 16, 2023, we issued series A warrants to purchase up to an aggregate of 49,813,198 shares of our common stock to the investors. Issuance of the series A warrants was subject to stockholder approval under applicable rules of The Nasdaq Stock Market LLC, which we obtained at our annual meeting of stockholders held on June 14, 2023. The series A warrants have an exercise price of $0.385440 per share and a five-year term that expires on June 14, 2028.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDAVAIL HOLDINGS, INC.

Date: June 16, 2023	By:	/s/ Ramona Seabaugh
Ramona Seabaugh Chief Financial Officer